Exhibit 99.g.1.b

REVISED - February 2008

(Additions appear in bold text, deletions appear as strike through text)

The UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

UBS Supplementary Trust

UBS Private Portfolios Trust

Portfolio Implementation Group

Any two of the individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

David Birkenkamp

Cindy Czapla

David E. Floyd

Catherine Macrae

Jason Schultz

Guillermo Wong

Karen Mitidiero

Denise Honour

Anthony Marnell

Ross Parker

Reuben Barreto

Christopher Fish

Janee Glidewell

The following individuals listed below are authorized to originate memos and other instructions as well as initiate cash movements

Joseph Allessie

Mark Kemper

Thomas Disbrow

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

SMA Relationship Trust

Fort Dearborn Income Securities, Inc.

UBS Supplementary Trust

UBS Private Portfolio Trust – Enhanced Yield Portfolio

Fixed Income Group
David Michael	Susie Clarke
Kris Dorr	Sam Horowitz
Matthew Iannucci	Sarah Collins
Debbie Johnson	Dave Hoskins
James Law	Simon Foster
Yu Chen Lin	Nic Barnes
Michael Markowitz	Sandy Bhatia
Ryan Nugent	Ossi Valtanen
John A. Penicook Jr.	Tim Winstone
Ryan Raymond	Maryam Ettehadieh
Robert Sabatino	Joseph Pratt
Uwe Schillhorn	Brian Fehrenbach
Eric Staudt	Thomas Haag
Justin Tabellione	Philip Tartaglia
Shu Yang Tan	Branimir Petranovic
Mary May	Aristoteles Damianidis
Jae Kim	Damian Cronin
Jon Denfeld	Ian Packer
David Rothweiler	Colin Rooney
Hans Dramm	Lionel Oster
Elbridge T. Gerry III	Julian Steeds
Kevin McIntyre	Konstantin Liedman
Kimberley Frazier	Christian Jochum
Alejandro Urbina	David Ric
Uta Fehm	Vivek Mani
Alexander Nagel	Bob Jolly
James Hedley	Michael G. Dow
Richard Collins
Steven Liu
Mark Gunn

The following individuals are authorized to originate trades on behalf of the following funds:

UBS Funds

UBS Relationship Funds

Equity Department

Paul Harvey

James Malles

Michael Abellera

Robert A. Durante

Bojan Petrovich

Jason Mullin

ALL FUNDS

Trade Support

Authorized to verify executed trades

Pamela Siple

Denise Holman

Kiki Katsikas

John Cialdini

Earl Hall

Michelle Duster

Vicky Kammerer

Bill Nicholas

David Kim

Neal Wilson

Brian Stenson

Persons Authorized to Act for Corporate and Class Actions for the following Funds: UBS Funds; UBS Relationship Funds; SMA Relationship Trust; Fort Dearborn Income Securities, Inc.; UBS Supplementary Trust; and UBS Private Portfolio Trust – Enhanced Yield Portfolio

Mary A. Drummond

Sally Stoffel

Paula Masiloti

Jemma Payne

Sue O’Shea

Persons Authorized to contact Boston Financial, as sub-transfer agent, for the purpose of requesting as-of transactions and/or adjustments on behalf of UBS Enhanced Yield Portfolio

Flora Bartosik

Thomas Cameron

Thomas Disbrow

Ray Otero

Frank Stranzl